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                                                                      EXHIBIT 5
                                                                      ---------
                        [VINSON & ELKINS LETTERHEAD]



                                 April 1, 1996


HarCor Energy, Inc.
4400 Post Oak Parkway, Suite 2220
Houston, Texas 77027

Gentlemen:

         We are acting as counsel for HarCor Energy, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), the offer and sale to certain of the Company's employees and directors of 300,000 shares (the "Issuable Shares") of the Company's common stock, par value $.10 per share (the "Common Stock") which are issuable upon exercise of certain options (the "Options") granted by the Company to such employees and directors.

         Before rendering our opinions, we examined such corporate records of the Company, resolutions of its Board of Directors and certificates, instruments and other documents, and we reviewed such questions of law, as we considered appropriate for purposes of our opinions.

         Based upon the foregoing, we are of the opinion that:

         (1) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

         (2) the Issuable Shares, upon payment therefor and issuance by the Company in accordance with the terms of the option agreements relating to the Options will be validly issued, fully paid and nonassessable; and

         (3) the Issued Shares are validly issued, fully paid and nonassessable.




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HarCor Energy, Inc.
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April 1, 1996





         This opinion is rendered as of the effective date of the Registration Statement. We hereby consent to the reference to our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not admit that we are within the class of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,



                                        VINSON & ELKINS L.L.P.